EXHIBIT 99.1

                    Order of Delaware Court of Chancery
                                 GRANTED
                             March 8, 2007


             IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                        IN AND FOR NEW CASTLE COUNTY

HOI MING CHAN and                          )
FLORENCE TSUN,                             )
                                           )
          PlaintiffS,                      )
                                           )
       v.                                  )
                                           )
                                           )            C.A. No. 2400-N
                                           )
KEN CHU,                                   )
VIC DOMINELLI                              )
XU BING, and                               )
EMPIRE GLOBAL CORP                         )
                                           )
          Defendants,                      )


                                   ORDER
                                   -----

Following a hearing on March 6, 2007 on the motion by Barry M. Klayman and Wolf, Block, Schorr and Solis-Cohen LLP ("WolfBlock") to withdraw as counsel for Plaintiffs and the motion of R. Judson Scaggs. Jr. and Morris, Nichols, Arshst
& Tunnell LLP ("Morris Nichols") to withdraw as counsel for Defendants, after notice to Plaintiffs and Defendants by their respective counsel of the motions and the hearing, and counsel having represented to the Court that their respective clients have failed, repeatedly and for an extended period, to provide them with instructions as to the prosecution or defense of this action or to make arrangements for the payment of counsel fees and other costs, it appearing to the Court that neither the Plaintiffs nor Defenadants are intending to prosecute or defend this action, and for good cause shown,

  IT IS HEREBY ORDERED that:

  1. The Motion to Withdraw of Barry M. Klayman and WolfBlock is GRANTED and their appearance on behalf of Plaintiffs is hereby WITHDRAWN.

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  2.  The Motion to Withdraw of R. Judson Scaggs, Jr. and Morris Nichols is
      GRANTED and their appearance on behalf of Defendants is hereby WITHDRAWN.

  3. The Plaintiffs' Complaint and Defendants' Counterclaims are hereby DISMISSED WITHOUT PREJUDICE for their failure to prosecute their claims or to cooperate with their respective counsel.

  4.  The Status Quo Order entered into on September 21, 2006 is hereby VACATED.

  5. Neither Plaintiffs nor Defendants may reinstate their claims in this Court unless their court costs in this case have been paid in full, they retain Delaware counsel to prosecute the action, and they execute and file an affidavit with the Court stating under oath that they will prosecute the action in good faith.

  6. Nothing in this Order shall preclude Plaintiffs or Defendants from bringing their claims against one another in a court in another jurisdiction.

  7. Mr. Klayman and Mr. Scaggs shall serve copies of this Order on their respective clients forthwith by e-mail and first class mail or delivery service.

Dated: March 6, 2007
                                             -----------------------------------
                                             Leo E. Strine, Jr., Vice Chancellor